UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 11, 2019

RANPAK HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38348	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7990 Auburn Road Concord Township, OH	44077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 440-354-4445

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PACK	New York Stock Exchange

Item 8.01 Other Events

On December 11, 2019, Ranpak Holdings Corp. (the “Company” or “Ranpak”) announced the pricing of a registered underwritten public offering of 15,384,616 shares of its Class A common stock at a public offering price of $6.50 per share, for gross proceeds of approximately $100.0 million. In addition, Ranpak granted the underwriter a 30-day option to purchase 1,538,461 additional shares, to cover over-allotments, if any. All shares of common stock sold in the offering were offered by Ranpak. The offering is expected to close on December 13, 2019, subject to customary closing conditions. Ranpak intends to use the net proceeds of the proposed offering for debt repayment and general corporate purposes.

The Company issued a press release announcing the pricing of the registered underwritten public offering, which is included in this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated December 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2019

RANPAK HOLDINGS CORP.

By:	/s/ Michele Smolin
Michele Smolin
General Counsel

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